Exhibit 99.1

Investor Relations:	Company Contact:
Charles Messman or Todd Kehrli	Paul Quinn, CFO
MKR Group	Telanetix, Inc.
(323) 468-2300	(206) 515-9165
tnxi@mkr-group.com

TELANETIX REPORTS FOURTH QUARTER AND
FULL YEAR 2009 FINANCIAL RESULTS

Bellevue, WA, March 16, 2010 – Telanetix, Inc. (OTC BB: TNXI), a leading communications solutions provider offering next generation voice services and solutions to the business market, today reported financial results for its fourth quarter and year-ended December 31, 2009.

Financial Highlights for the Fourth Quarter
•	Total revenue increased 7.3% year-over-year to $7.2 million.
•	Core voice revenue increased 17.7% year-over-year to $5.4 million.
•	Video operations were discontinued.
•	Adjusted EBITDA improved to $130,000, compared to a loss of $959,000 a year ago.
•	Gross profit was $4.2 million, or 58.2% of revenue, compared to $4.0 million, or 59.6% of revenue a year ago.
•	Total operating expenses improved to $5.0 million, compared to $8.0 million a year ago.
•	Net income improved to $1.1 million, or $0.04 per share, compared to a net loss of $6.9 million, or a loss of $0.22 per share a year ago.
•	Net income from continuing operations improved to $2.0 million, or $0.06 per share, compared to a net loss of $6.2 million, or a loss of $0.21 per share, a year ago.
•	Monthly customer churn rate improved to 2.6%, compared to 3.1% a year ago.

Financial Highlights for 2009 Year-End
•	Total revenue increased 8.4% to $28.3 million.
•	Core voice revenue increased 17.4% to $20.4 million.
•	Adjusted EBITDA improved to a loss of $379,000, compared to a loss of $4.1 million a year ago.
•	Net loss from continuing operations improved to $4.2 million, or a loss of $0.14 per share, compared to a loss of $6.1 million, or a loss of $0.34 per share, a year ago.

Adjusted EBITDA is a non-GAAP financial measure. Management believes certain non-GAAP financial measures provide relevant and meaningful measures by which investors can evaluate the business. EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization, and the company defines Adjusted EBITDA as EBITDA adjusted for non-cash items including stock-based and warrant compensation, charges related to changes in fair market value of warrant and beneficial conversion feature liabilities. Reconciliation can be found at the end of this release.

Management Comments
“We continued to see significant improvement in our financial results during the fourth quarter and for the year as a whole,” said Doug Johnson, CEO of Telanetix. “We continued to deliver solid revenue growth year-over-year driven by our next generation Digital Phone Service (DPS), which expanded its installed customer base by more than 400% year-over-year. On the operations side, we successfully reduced our operating expenses, without compromising our growth strategy, and delivered our first positive Adjusted EBITDA quarter in company history.”

Mr. Johnson continued, “As we look at fiscal 2010, we will continue to focus on growing our DPS market penetration into the SMB market through new and expanded strategic relationships, as well as through growing channels to reach our target market. In 2009, our DPS product received the Internet Telephony Excellence Award presented by Internet Telephony magazine, which validated our ongoing commitment to providing a great phone service at a great value to small and medium-sized businesses across the country.”

Fourth Quarter and 2009 Year-End Business Summary
Telanetix reported revenues of $7.2 million for the fourth quarter of 2009, an increase of 7.3% compared to $6.7 million reported in the same quarter of last year. The company reported net income of $1.1 million, or $0.04 per share for the quarter, compared to a net loss of $6.9 million, or $0.22 per share for the fourth quarter of 2008. Net income from continuing operations for the quarter, which excludes the loss from the discontinued video operations, was $2.0 million, or $0.06 per share, compared to a loss of $6.2 million, or $0.21 per share, in the year ago quarter. Net income for the quarter included $0.8 million expense for interest and a $3.6 million credit for fair market valuation of warrants and beneficial conversion feature liabilities. The net loss in fourth quarter of 2008 included $1.7 million expense for interest and a $0.4 million expense for fair market valuation of warrants and beneficial conversion feature liabilities.

For the year-ended December 31, 2009, total revenue was $28.3 million, an increase of 8.4% compared to $26.1 million reported last year. The company reported a net loss $8.1 million, or a loss of $0.26 per share, compared to a net loss of $12.9 million, or a loss of $0.48 per share, last year. The net loss from continuing operations for the year, which excludes the loss from the discontinued video operations, was $4.2 million, or a loss of $0.14 per share, compared to a loss of $6.1 million, or a loss of $0.34 per share, last year.

The net loss for the year included a $4.1 million expense for interest and a $3.8 million credit for warrant and beneficial conversion feature liabilities. Net loss for 2008 included a $6.2 million expense for interest, an $11.1 million credit for fair market valuation of warrants and beneficial conversion feature liabilities and Series A preferred stock dividends and accretion of $3.2 million and $2.4 million impairment of intangibles.

Total cash and cash equivalents were $0.5 million on December 31, 2009.

Conference Call Information
Management will conduct a conference call at 10:00 a.m. PT (1:00 p.m. ET) today.  To access the call in the United States, dial (866) 730-5768 and to access the call internationally, dial (857) 350-1592 and enter pass code 84959231.  The call will also be broadcast live over the Internet and will be available for replay for 90 days at www.telanetix.com.  A telephone replay will be available two hours after the call through March 21, 2010 by dialing (888) 286-8010 in the United States and (617) 801-6888 for international callers.  All parties will need the following replay pass code 88177096.

About Telanetix, Inc.
Telanetix is a leading communications solutions provider offering next generation voice services to the business market.  The company's voice offerings, powerful yet cost-effective, are marketed under the "AccessLine" brand, and give business customers a flexible and easy to use alternative to today’s traditional phone service.  Telanetix offers flexible calling solutions, a simpler installation experience, and a greater range of support options than traditional telecom providers. Additional information may be found at the Telanetix corporate website, www.telanetix.com.

Safe Harbor Statement
Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof.

** tables to follow **

TELANETIX, INC.
Consolidated Balance Sheets

	December 31,
	2009	2008

ASSETS
Current assets
Cash	$493,413	$975,137
Accounts receivable, net of allowance of $220,499 and $489,809, respectively	1,888,393	1,547,911
Inventory	253,563	226,348
Prepaid expenses and other current assets	465,348	571,355
Assets of discontinued operations	—	4,205,728
Total current assets	3,100,717	7,526,479
Property and equipment, net	3,733,120	4,876,709
Goodwill	7,044,864	6,958,293
Purchased intangibles, net	13,378,337	15,578,337
Other assets	870,476	968,098
Total assets	$28,127,514	$35,907,916
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,614,382	$1,371,935
Accrued liabilities	3,141,315	2,610,343
Accrued interest	—	888,242
Deferred revenue	897,453	767,222
Capital lease obligations	683,249	939,603
Warrant and beneficial conversion liabilities	4,052,071	5,398,724
Liabilities of discontinued operations	—	1,682,907
Total current liabilities	10,388,470	13,658,976
Non-current liabilities
Accrued interest	2,477,021	—
Deferred revenue, less current portion	264,271	188,134
Capital lease obligations, less current portion	421,782	814,052
Convertible debentures	18,518,487	20,302,430
Total non-current liabilities	21,681,561	21,304,616
Total liabilities	32,070,031	34,963,592

Commitments and Contingencies

Stockholders' equity (deficit)
Cumulative preferred stock, $.0001 par value; $1,000 stated value; Authorized:10,000,000; Issued and outstanding: none at December 31, 2009 and December 31, 2008	—	—
Common stock, $.0001 par value; Authorized: 300,000,000 shares; Issued and outstanding: 31,768,320 at December 31, 2009 and 31,384,374 at December 31, 2008	3,177	3,139
Additional paid in capital	34,848,164	33,211,274
Warrants	1,551,802	10,000
Accumulated deficit	(40,345,660)	(32,280,089)
Total stockholders' equity (deficit)	(3,942,517)	944,324
Total liabilities and stockholders' equity (deficit)	$28,127,514	$35,907,916

 TELANETIX, INC.
Consolidated Statements of Operations

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008

Revenue:	7,197,271	6,705,461	28,291,925	26,093,551

Cost of sales:	3,006,739	2,706,784	11,815,701	11,360,629

Gross profit	4,190,532	3,998,677	16,476,224	14,732,922

Operating expenses:
Selling & Marketing	1,449,942	1,566,158	6,283,628	6,150,235
General & Admin	2,082,784	2,426,257	8,142,528	11,322,942
Research and development	758,788	867,282	2,901,185	2,957,944
Depreciation	155,042	213,775	861,779	723,222
Amortization of purchased intangible assets	550,000	549,999	2,200,000	2,199,999
Impairment of Intangibles	-	2,380,000	-	2,380,000
Total operating expenses	4,996,556	8,003,471	20,389,120	25,734,342

Operating loss	(806,024)	(4,004,794)	(3,912,896)	(11,001,420)

Other income (expense):
Interest income	1,095	743	1,391	17,819
Interest expense	(793,403)	(1,742,127)	(4,083,058)	(6,211,266)
Change in fair value of warrant and beneficial conversion liabilities	3,557,916	(429,010)	3,782,799	11,143,975
	-		-	0
Total other income (expense)	2,765,608	(2,170,394)	(298,868)	4,950,528

Net loss from Continuing Operations	1,959,584	(6,175,188)	(4,211,764)	(6,050,892)

Discontinued Operations	(811,509)	(707,084)	(3,853,807)	(3,632,742)

Series A preferred stock dividends and accretion	-		-	(3,178,003)

Net income (loss) applicable to common stockholders	1,148,075	(6,882,272)	(8,065,571)	(12,861,637)

Net income (loss) loss per share - basic	0.04	(0.22)	(0.26)	(0.48)

TELANETIX, INC.
Net Loss to EBITDA Reconciliation

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008
Adjusted EBITDA (earnings release purposes only)
Net Profit / (Loss)	$1,148,073	$(6,882,277)	$(8,065,571)	$(9,683,634)
Depreciation and amortization of purchased intangibles	1,022,936	1,090,216	4,424,475	4,205,857
Impairment of Intangibles	0	2,380,000	1,413,435	2,380,000
Interest expense	792,310	1,741,389	4,081,440	6,193,447
EBITDA	2,963,319	(1,670,672)	1,853,779	3,095,670
Adjustments for certain non-cash expenses:
Change in fair market value of warrant and beneficial conversion feature liabilities	(3,557,916)	429,010	(3,782,799)	(11,143,975)
Stock and warrant compensation	724,710	282,905	1,550,357	3,918,930
Adjusted EBITDA	$130,113	$(958,757)	$(378,663)	$(4,129,375)